Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 6, 2026, with respect to the consolidated financial statements of Crescent Private Credit Income Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2025, into this Post-Effective Amendment No. 8 to the Registration Statement (Form N-2, File No. 333-268622), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

March 6, 2026